Exhibit 99.1

PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL INFORMATION
PPL CORPORATION AND E.ON U.S. LLC
(UNAUDITED)

On November 1, 2010, PPL Corporation (PPL) completed its acquisition of all of the limited liability company interests of E.ON U.S. LLC (E.ON US) from a wholly owned subsidiary of E.ON AG.  Upon completion of the acquisition, E.ON US was renamed LG&E and KU Energy LLC (LKE).  LKE is a holding company with regulated energy and utility operations conducted through its subsidiaries, Louisville Gas & Electric Company (LG&E) and Kentucky Utilities Company (KU). The acquisition substantially rebalances the mix of PPL's regulated and unregulated business by increasing the regulated portion of its business, strengthens PPL's credit profile and enhances rate-regulated growth opportunities.

The acquisition consisted of $6.8 billion of cash consideration, including the repayments of affiliate indebtedness, and the assumption of $764 million of outstanding pollution control bonds and notes. The cash consideration was primarily funded by PPL’s June 2010 issuance of $3.6 billion of common stock and Equity Units that provided proceeds totaling $3.5 billion, net of underwriting discounts, $3.2 billion of borrowings under existing credit facilities and cash on hand.

The Unaudited Pro Forma Condensed Combined Consolidated Financial Statements (“pro forma financial statements”) have been derived from the historical consolidated financial statements of PPL and E.ON US.

The historical consolidated financial information has been adjusted in the pro forma financial statements to give effect to pro forma events that are: (1) directly attributable to the acquisition; (2) factually supportable; and (3) with respect to the statement of operations, expected to have a continuing impact on our results. The pro forma financial statements also include adjustments to reflect the proceeds from the issuance of Senior Notes by LKE and First Mortgage Bonds by KU and LG&E during November 2010, the repayment of the indebtedness owed to subsidiaries of E.ON AG and its affiliates, the net settlement of affiliate accounts receivable and payable, and related debt issuance costs.

The Unaudited Pro Forma Condensed Combined Consolidated Statements of Operations (“pro forma statements of operations”) for the nine months ended September 30, 2010 and for the year ended December 31, 2009 give effect to the acquisition as if it was completed on January 1, 2009. The Unaudited Pro Forma Condensed Combined  Consolidated Balance Sheet (“pro forma balance sheet”) as of September 30, 2010 gives effect to the acquisition as if it was completed on September 30, 2010.

Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the pro forma financial statements. Generally accepted accounting principles in the United States permit adjustments to the purchase price adjustments during the measurement period, which may be up to one year from the date of acquisition; therefore, the final amounts recorded as of the date of the acquisition may differ materially from the information presented in these pro forma financial statements. These estimates are subject to change pending further review of the assets acquired and liabilities assumed.

The pro forma financial statements have been presented for illustrative purposes only and are not necessarily indicative of the results of operations and financial position that would have been achieved had the pro forma events taken place on the dates indicated, or the future consolidated results of operations or financial position of PPL.

The following pro forma financial statements should be read in conjunction with:

•	the accompanying notes to the pro forma financial statements;
•	the consolidated financial statements of PPL as of and for the periods ended September 30, 2010 and December 31, 2009 which were previously filed with the Securities and Exchange Commission; and
•
the consolidated financial statements of E.ON US as of and for the periods ended September 30, 2010 and December 31, 2009 which were previously filed with the Securities and Exchange Commission in the Form 8-K dated June 21, 2010 and the Form 8-K/A dated November 5, 2010.

Pro Forma Condensed Combined Consolidated Statement of Operations
(Unaudited)
(Millions of dollars, except share data)
	Nine months ended September 30, 2010
	PPL Corporation (a)	E.ON U.S. LLC (a)	Adjustments		Pro Forma Combined Entity
Operating Revenues
Utility	$2,438	$1,729			$4,167
Unregulated retail electric and gas	321				321
Wholesale energy marketing
Realized	3,782	109			3,891
Unrealized economic activity	(190)				(190)
Gas utility		196			196
Net energy trading margins	(4)				(4)
Energy-related businesses	311				311
Total Operating Revenues	6,658	2,034			8,692

Operating Expenses
Operation
Fuel	810	661			1,471
Energy purchases
Realized	2,132	100			2,232
Unrealized economic activity	418				418
Other operation and maintenance	1,229	509			1,738
Gas supply expenses		106			106
Depreciation	376	214			590
Taxes, other than income	181	18			199
Energy-related businesses	288				288
Total Operating Expenses	5,434	1,608			7,042

Operating Income	1,224	426			1,650

Other (Expense) Income - net	(18)	1	$40	(b)	23

Other-Than-Temporary Impairments	3				3

Interest Expense	413	1	22	(b,c)	436

Interest Expense - Affiliates		118	(118)	(c)

Income from Continuing Operations Before Income Taxes	790	308	136		1,234

Income Taxes	152	112	48	(d)	312

Income from Continuing Operations After Income Taxes	638	196	88		922

Income from Continuing Operations After Income Taxes Attributable to Noncontrolling Interests	17				17

Income from Continuing Operations After Income Taxes Attributable to PPL Corporation	$621	$196	$88		$905

Earnings Per Share of Common Stock:
Income from Continuing Operations After Income Taxes Available to PPL Corporation Common Shareowners:
Basic	$1.49				$1.88
Diluted	$1.49				$1.88

Weighted-Average Shares of Common Stock Outstanding (in thousands)
Basic	414,068		67,850	(e)	481,918
Diluted	414,287		67,850	(e)	482,137
The accompanying Notes to Pro Forma Condensed Combined Consolidated Financial Statements are an integral part of these pro forma financial statements. See Note 3 for information on pro forma adjustment references.

Pro Forma Condensed Combined Consolidated Statement of Operations
(Unaudited)
(Millions of dollars, except share data)
	Year ended December 31, 2009
	PPL Corporation (a)	E.ON U.S. LLC (a)		Adjustments		Pro Forma Combined Entity
Operating Revenues
Utility	$3,902	$2,011				$5,913
Unregulated retail electric and gas	152					152
Wholesale energy marketing
Realized	3,291	130				3,421
Unrealized economic activity	(229)					(229)
Gas utility		354				354
Net energy trading margins	17					17
Energy-related businesses	423					423
Total Operating Revenues	7,556	2,495				10,051

Operating Expenses
Operation
Fuel	931	743				1,674
Energy purchases
Realized	2,636	134				2,770
Unrealized economic activity	155					155
Other operation and maintenance	1,424	658				2,082
Amortization of recoverable transition costs	304					304
Gas supply		247				247
Depreciation	469	272				741
Taxes, other than income	280	26				306
Energy-related businesses	396					396
Loss on impairment of goodwill		1,493	(1)			1,493
Total Operating Expenses	6,595	3,573				10,168

Operating Income (Loss)	961	(1,078)				(117)

Other Income - net	49	1				50

Other-Than-Temporary Impairments	18					18

Interest Expense	396	3		$119	(c)	518

Interest Expense - Affiliates		155		(155)	(c)

Income (Loss) from Continuing Operations Before Income Taxes	596	(1,235)		36		(603)

Income Taxes	130	82		14	(d)	226

Income (Loss) from Continuing Operations After Income Taxes	466	(1,317)		22		(829)

Income from Continuing Operations After Income Taxes Attributable to Noncontrolling Interests	19					19

Income (Loss) from Continuing Operations After Income Taxes Attributable to PPL Corporation	$447	$(1,317)		$22		$(848)
(1)  See Note 2 to the E.ON U.S. LLC consolidated financial statements for the year ended December 31, 2009, which were previously filed with the Securities and Exchange Commission in the Form 8-K dated June 21, 2010, for a discussion regarding the impairment of goodwill.

Pro Forma Condensed Combined Consolidated Statement of Operations
(Unaudited)
(Millions of dollars, except share data)

	Year ended December 31, 2009
	PPL Corporation (a)	E.ON U.S. LLC (a)	Adjustments		Pro Forma Combined Entity
Earnings Per Share of Common Stock
Income (Loss) from Continuing Operations After Income Taxes Available to PPL Corporation Common Shareowners (2):
Basic	$ 1.18				$ (1.77)
Diluted	$ 1.18				$ (1.77)

Weighted-Average Shares of Common Stock Outstanding (in thousands)
Basic	376,082		103,500	(e)	479,582
Diluted	376,406		103,176	(e)	479,582

(2)  The loss per share reflects the impairment of goodwill in 2009; see (1) above.

The accompanying Notes to Pro Forma Condensed Combined Consolidated Financial Statements are an integral part of these pro forma financial statements. See Note 3 for information on pro forma adjustment references.

Pro Forma Condensed Combined Consolidated Balance Sheet
(Unaudited)
(Millions of dollars)
	September 30, 2010
	PPL Corporation (a)	E.ON U.S. LLC (a)	Adjustments		Pro Forma Combined Entity

Current Assets
Cash and cash equivalents	$4,853	$6	$(3,871)	(f)	$988
Restricted cash and cash equivalents	32	1			33
Accounts receivable	551	220	(6)	(g)	765
Unbilled revenues	533	119			652
Fuel, materials and supplies	338	300			638
Prepayments	149	18			167
Price risk management assets	2,251				2,251
Other intangibles	17	1	65	(h)	83
Deferred income taxes	23	22	113	(u)	158
Assets held for sale	387				387
Regulatory assets	38	35	13	(j)	86
Other current assets	20	163			183
Total Current Assets	9,192	885	(3,686)		6,391

Investments
Nuclear plant decommissioning trust funds	579				579
Other investments	45	22	9	(i)	76
Total Investments	624	22	9		655

Property, Plant and Equipment, net	12,911	7,344	43	(q)	20,298

Regulatory and Other Noncurrent Assets
Regulatory assets	518	594	13	(j)	1,125
Goodwill	756	837	137	(k)	1,730
Other intangibles	601	14	347	(l)	962
Price risk management assets	1,622				1,622
Other noncurrent assets	504	71	15	(m)	590
Total Regulatory and Other Noncurrent Assets	4,001	1,516	512		6,029
Total Assets	$26,728	$9,767	$(3,122)		$33,373

The accompanying Notes to Pro Forma Condensed Combined Consolidated Financial Statements are an integral part of these pro forma financial statements. See Note 3 for information on pro forma adjustment references.

Pro Forma Condensed Combined Consolidated Balance Sheet
(Unaudited)
(Millions of dollars)
	September 30, 2010
	PPL Corporation (a)	E.ON U.S. LLC (a)	Adjustments		Pro Forma Combined Entity
Liabilities and Equity

Current Liabilities
Short-term debt	$181				$181
Long-term debt - affiliates		458	(458)	(n)
Note payable - affiliate		1,006	(1,006)	(n)
Accounts payable	733	240	(44)	(o)	929
Taxes	135	21			156
Price risk management liabilities	1,748	31			1,779
Counterparty collateral	525	-			525
Regulatory liabilities	26	25	65	(r)	116
Other current liabilities	997	152	10	(s)	1,159
Total Current Liabilities	4,345	1,933	(1,433)		4,845

Long-term Debt	8,839	927	2,919	(n)	12,685
Long-term Debt – Affiliates		2,763	(2,763)	(n)

Deferred Credits and Other Noncurrent Liabilities
Deferred income taxes	2,399	203	45	(u)	2,647
Investment tax credit	69	150			219
Price risk management liabilities	839	50	(3)	(s)	886
Accrued pension obligations	780	541	89	(p)	1,410
Asset retirement obligations	326	121	(19)	(q)	428
Regulatory liabilities	29	673	345	(r)	1,047
Other deferred credits and noncurrent liabilities	510	78	26	(s)	614
Total Deferred Credits and Other Noncurrent Liabilities	4,952	1,816	483		7,251

Commitments and Contingent Liabilities

Equity
Common stock - $0.01 par value	5				5
Membership units		774	(774)	(t)
Capital in excess of par value	4,582	4,224	(4,224)	(t)	4,582
Earnings reinvested	3,897	(2,625)	2,625	(t)	3,897
Accumulated other comprehensive loss	(160)	(45)	45	(t)	(160)
Total Equity Excluding Noncontrolling Interests	8,324	2,328	(2,328)		8,324
Noncontrolling Interests	268				268
Total Equity	8,592	2,328	(2,328)		8,592
Total Liabilities and Equity	$26,728	$9,767	$(3,122)		$33,373

The accompanying Notes to Pro Forma Condensed Combined Consolidated Financial Statements are an integral part of these pro forma financial statements. See Note 3 for information on pro forma adjustment references.

NOTES TO PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

Note 1.	Basis of Pro Forma Presentation

The pro forma statements of operations for the nine months ended September 30, 2010 and for the year ended December 31, 2009 give effect to the acquisition as if it were completed on January 1, 2009.  The pro forma balance sheet as of September 30, 2010 gives effect to the acquisition as if it were completed on September 30, 2010.

The pro forma financial statements have been derived from the historical consolidated financial statements of PPL and E.ON US.  Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the pro forma financial statements. Since the pro forma financial statements have been prepared based upon preliminary estimates, the final amounts recorded subsequent to the date of the acquisition may differ materially from the information presented. These estimates are subject to change pending further review of the assets acquired and liabilities assumed.

In accordance with current accounting guidance, the assets acquired and the liabilities assumed have been measured at fair value by PPL and the difference between these assets and liabilities and the purchase price has been recorded as goodwill (this process is generally referred to as a purchase price allocation). The fair value measurements utilize estimates based on key assumptions of the acquisition, and historical and current market data. These fair value measurements and the related pro forma adjustments included herein may be revised as additional information becomes available and as additional analyses are performed. Therefore, the final purchase price allocation may differ materially from the information presented. The pro forma financial statements also include adjustments to reflect the proceeds from the issuance of Senior Notes by LKE and First Mortgage Bonds by KU and LG&E during November 2010, the repayment of the indebtedness owed to subsidiaries of E.ON AG and its affiliates, the net settlement of affiliate accounts receivable and accounts payable, and related debt issuance costs. The preliminary result of all these adjustments is presented in Note 2.

For the purpose of measuring the estimated fair value of the assets acquired and liabilities assumed, PPL has applied the accounting guidance for fair value measurements. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. For purposes of measuring the fair value of the majority of property, plant and equipment and regulatory assets acquired and regulatory liabilities assumed, as reflected in the pro forma financial statements, PPL has determined that fair value equaled net book value since operations are conducted in a regulated environment. The regulatory commissions allow for earning a rate of return on the book values of the regulated asset bases at rates determined to be fair and reasonable. Since there is no current prospect for deregulation, it is expected that these operations will remain in a regulated environment for the foreseeable future and this presentation represents the highest and best use of these assets. In addition, certain fair value adjustments have been reflected on the balance sheet with an offsetting regulatory asset or liability based upon the expectation that if these net fair value adjustments are realized, such amounts would be returned to customers.

The amounts utilized in determining the pro forma adjustments presented on the Pro Forma Condensed Consolidated Financial Statements are also set forth and described in Note 3.

Certain non-recurring items normally included in the statements of operations have been excluded from the pro forma statements of operations, including discontinued operations of PPL and E.ON US as well as certain acquisition-related costs incurred during 2010.

Note 2.  Preliminary Purchase Price Allocation and Replacement of Debt

Preliminary Purchase Price Allocation

The preliminary allocation of the purchase price to the fair value of assets acquired and liabilities assumed includes pro forma adjustments primarily related to the fair value of equity investments, contractual arrangements, long-term debt, noncurrent liabilities, and related deferred income taxes. The preliminary allocation of the purchase price, including the replacement of debt, and the resulting goodwill is as follows (in millions):

Working capital	$(811)
Property, plant and equipment	7,387
Investments	31
Goodwill	974
Other intangibles	361
Regulatory and other noncurrent assets	696
Long-term debt	(3,846)
Other noncurrent liabilities	(2,299)
Purchase Price	$(2,493)

Note 3.	Pro Forma Adjustments

The adjustments included in the pro forma financial statements are as follows:

Adjustments to Pro Forma Financial Statements

(a) PPL and E.ON US historical presentation — Certain financial statement line items in the PPL and E.ON US consolidated statements of operations for the nine months ended September 30, 2010 and the year ended December 31, 2009, and the balance sheet at September 30, 2010, have been reclassified to corresponding line items as included in PPL's historical presentation. These reclassifications do not have a material impact on the historical operating income, income from continuing operations (after income taxes) total assets, total liabilities or equity reported by PPL or E.ON US.  In addition, certain line items have been condensed for purposes of the pro forma presentation.

Adjustments to Pro Forma Condensed Combined Consolidated Statements of Operations

(b) Acquisition-related costs — Reflects an adjustment for non-recurring acquisition-related costs including a bridge loan facility in support of the acquisition, losses incurred in connection with the termination of interest rate swaps, and other third-party transaction costs. See PPL’s September 30, 2010 Form 10-Q previously filed with the Securities and Exchange Commission for further discussion of these items.

(c) Interest expense — Reflects a decrease in interest expense from the extinguishment of affiliate indebtedness to subsidiaries of E.ON AG, and replacement of interest expense related to the issuance of Senior Notes by LKE and First Mortgage Bonds by KU and LG&E. In addition, interest expense includes amortization of debt issuance costs and the effects of related interest rate swaps. The corresponding impact to utility revenues resulting from the decrease in interest expense was not reflected for purposes of these pro forma statements of operations.

(d) Income taxes — Reflects the income tax effect of the pro forma adjustments, which was calculated using an estimated post-acquisition composite statutory income tax rate of 39%. Income tax expense includes adjustments for state taxes and certain federal income tax items that are calculated on a combined or consolidated basis.

(e) Common stock outstanding —The pro forma weighted-average number of basic and diluted shares of common stock outstanding represents PPL's weighted-average number of basic and diluted shares of common stock outstanding for the nine months ended September 30, 2010 and the year ended December 31, 2009, plus the effect of 103.5 million shares of PPL common stock issued during June 2010 to fund a portion of the acquisition of E.ON US. The diluted shares for 2009 have been adjusted to remove the anti-dilutive impact due to the 2009 pro forma consolidated net loss.

	September 30, 2010	December 31, 2009
Basic (in thousands):
PPL weighted-average shares of common stock outstanding	414,068	376,082
Effect of the PPL common stock offering (pro rata for September 30, 2010)	67,850	103,500
	481,918	479,582
Diluted (in thousands):
PPL weighted-average shares of common stock outstanding	414,287	376,406
Effect of PPL common stock issuance (pro rata for September 30, 2010)	67,850	103,500
Reduction to remove anti-dilutive impact to diluted shares due to 2009 loss from continuing operations		(324)
	482,137	479,582

Adjustments to Pro Forma Condensed Combined Consolidated Balance Sheet

(f) Cash — Reflects $2,910 million of proceeds from the issuance of Senior Notes by LKE and First Mortgage Bonds by KU and LG&E. These amounts were offset by the purchase price payment of $2,493 million, a $4,227 million repayment of the indebtedness owed to subsidiaries of E.ON AG and its affiliates, the $38 million net settlement of affiliate accounts receivable and payable, and approximately $23 million related to debt issuance costs.

(g) Accounts receivable — Reflects the settlement of affiliate accounts receivable with E.ON AG and its affiliates.

(h) Other intangibles-current — Reflects the recognition of $54 million related to the fair value of certain coal contracts and $11 million related to the fair value of emission allowances.

(i) Investments — Reflects the fair value adjustment of the equity investment in Electric Energy, Inc.

(j) Regulatory assets — Reflects the offsetting regulatory asset related to the fair value adjustments primarily associated with pension and other postretirement benefits, certain coal contracts and asset retirement obligations. These fair value adjustments have been reflected as liabilities on the balance sheet with an offsetting regulatory asset based upon the expectation that if these fair value adjustments are realized, such amounts would be returned to customers. In addition, an adjustment to reclassify previously existing capitalized debt costs to regulatory assets as of the date of acquisition has been reflected.

(k) Goodwill — Reflects the preliminary estimate of the excess of the purchase price paid over the net fair value of E.ON US’s assets acquired and liabilities assumed. This excess is calculated as follows (in millions):

Purchase price	$2,493
Less: Fair value of net assets acquired	1,519
Estimated goodwill resulting from the acquisition	974
Less: Pre-acquisition goodwill	837
Pro forma goodwill adjustment	$137

(l) Other intangibles–noncurrent — Reflects the recognition of fair value adjustments of $215 million related to certain coal contracts, $125 million related to a power purchase contract and $7 million related to emission allowances.

(m) Other noncurrent assets — Reflects the capitalization of $23 million of estimated debt issuance costs incurred with the issuance of the Senior Notes by LKE and the First Mortgage Bonds by KU and LG&E and an $8 million reclassification of previously existing capitalized debt costs to regulatory assets as of the date of acquisition.

(n) Debt and notes payable — Reflects the adjustments to repay $4,227 million indebtedness owed to subsidiaries of E.ON AG and its affiliates. This decrease in debt is offset by $2,910 million issuance of Senior Notes by LKE and First Mortgage Bonds by KU and LG&E. The $927 million of E.ON US long-term debt includes $764 million, net outstanding pollution control bonds and notes, as well as a $163 million reclassification to reflect pollution control bonds that were issued on behalf of LG&E, and previously acquired and netted against long-term debt in the E.ON US historical financial statements, to provide a gross balance sheet presentation to be consistent with PPL’s presentation. In addition, an increase of $9 million was reflected as a fair value adjustment to the pollution control bonds based on prevailing market interest rates.

(o) Accounts payable — Reflects the settlement of affiliate accounts payable with E.ON AG and its affiliates.

(p) Accumulated provision for pensions and related benefits — Reflects the adjustment resulting primarily from changes in assumptions in the updated actuarial valuation.

(q) Asset retirement obligations — Reflects a $19 million fair value adjustment. As a result of the acquisition, the associated regulatory assets of $62 million were removed and $43 million related to property, plant and equipment, net was reflected.

(r) Regulatory liabilities — Reflects the offsetting regulatory liability related to the fair value adjustments associated with certain coal contracts, a power purchase contract, and emission allowances. These fair value adjustments have been reflected as assets on the balance sheet with an offsetting regulatory liability based upon the expectation that if these fair value adjustments are realized, such amounts would be returned to customers.

(s) Other current and noncurrent liabilities, and price risk management liabilities — Reflects the recognition of the fair value of certain contractual arrangements, primarily coal contracts.

(t) Equity — Reflects the elimination of the historical equity balance of $2,328 million.

(u) Deferred income tax assets and liabilities — Represents a $14 million adjustment to decrease net deferred tax liabilities calculated at an estimated statutory tax rate of 39% applied to certain fair value adjustments recorded to the assets acquired and liabilities assumed, excluding goodwill. An adjustment of $59 million was included to increase noncurrent deferred income tax liability, based on the estimated utilization of tax attributes within the first twelve months following the acquisition, with the offset as an increase to current deferred income tax assets. Additionally, an adjustment of $54 million has been reflected to increase current deferred income tax assets based upon the expected utilization of certain deferred tax assets that were previously offset by a valuation allowance.